UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2017

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple
Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 3, 2017, ProLung, Inc. (the “Company”) held an annual and special meeting of its stockholders (the “Meeting”). The stockholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. The following persons were elected to serve as directors, each to serve until the 2020 annual meeting of the stockholders of the Company or until their respective successor shall have been duly elected, unless they earlier resign or are removed:

Name of Nominee	Votes For	Withheld (Against)	Broker Non-Vote (Abstain)
Todd Morgan	18,358,774	669	Nil
Robert W. Raybould	18,308,774	0	50,000

Because the Board of Directors of the Company has a staggered board, the terms of the remaining four directors did not expire as of this meeting.

2. The proposal to ratify the appointment of MaloneBailey, LLP to serve as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2017 was approved based upon the following vote:

Votes For	18,328,105
Votes Against	669
Abstain/Broker Non-Vote	Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: November 14, 2017	By	/s/ Mark Anderson
Mark V. Anderson, Chief Financial Officer